UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2015

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwritten Offering

On February 26, 2015, CVSL Inc. (the “Company” or “CVSL”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 6,667,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and warrants (the “Warrants”) to purchase up to an aggregate of 6,667,000 shares of its Common Stock at a combined offering price of $3.00 per share and Warrant. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for a period of 45 days to purchase up to 1,000,050 additional shares of Common Stock and/or 1,000,050 additional Warrants, in each case, solely to cover over-allotments, if any. The net proceeds to the Company from the Offering are expected to be approximately $17,800,920, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional shares of Common Stock and/or Warrants. The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, pursuant to a warrant agreement (the “Representative’s Warrant Agreement”) the Company has agreed, as additional compensation in connection with the Offering, to issue warrants to Aegis (the “Representative’s Warrants”) to purchase up to a total of 166,675 shares of Common Stock (2.5% of the shares of Common Stock sold in the Offering, but excluding the over-allotment option) (the “Representative’s Warrant Shares”), which warrants are exercisable at a price equal to $3.75 per share.

The Warrants will have a per share exercise price of $3.75 (subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholder), are exercisable immediately and will expire five years from the date of issuance. The Company does not intend to apply to list the Warrants on the NYSE MKT, any other national securities exchange or any nationally recognized trading system.

The Warrants will be exercisable at any time a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant.

A holder of Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

The shares of Common Stock, the Warrants, the shares of Common Stock that are issuable upon exercise of the Warrants, the Representative’s Warrants and the Representative’s Warrant Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-200712), which became effective on January 15, 2015, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2015 and a prospectus supplement filed with the Commission on March 2, 2015. The Offering is expected to close on March 4, 2015, contingent upon the satisfaction of customary closing conditions.

The foregoing descriptions of the terms of the Underwriting Agreement, the form of Warrant and Representative’s Warrant Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, the form of Warrant and the Representative’s Warrant Agreement, respectively, copies of which are filed as Exhibit 1.1, Exhibit 4.1, and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The provisions of the Underwriting Agreement, the form of Warrant and Representative’s Warrant Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Use of Proceeds

The Company currently intends to use a substantial portion of the net proceeds from the Offering to acquire other businesses that it believes will be synergistic with its current businesses. It intends to use up to $5,515,731 of the net proceeds from the Offering to acquire Kleeneze Limited. The remaining net proceeds will be used for general working capital purposes, including ongoing operations, expansion of the business and further research and development.

Opinion of Counsel

A copy of the opinion of Gracin & Marlow, LLP, New York, New York, relating to the legality of the issuance and sale of the Company’s securities in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On February 24, 2015, the Company issued a press release announcing the commencement of the Offering described above and on February 26, 2015, the Company issued a press release updating the prior press release and a press release announcing the pricing of the Offering. A copy of the press releases are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 1.1	Underwriting Agreement, dated February 26, 2015, between CVSL Inc. and Aegis Capital Corp.

Exhibit 4.1	Form of Warrant

Exhibit 4.2	Form of Representative’s Warrant Agreement (included in Exhibit 1.1)

Exhibit 5.1	Opinion of Gracin & Marlow, LLP

Exhibit 23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)

Exhibit 99.1	Press Release of CVSL Inc., dated February 24, 2015

Exhibit 99.2	Press Release of CVSL Inc., dated February 26, 2015

Exhibit 99.3	Press Release of CVSL Inc., dated February 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: March 2, 2015	By:	/s/ Kelly L. Kittrell
Kelly L. Kittrell
Chief Financial Officer